EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1, Post-Effective Amendment No. 1, of our report dated March 25, 2008, appearing in the Annual Report on Form 10-KSB relating to the financial statements of China Education Alliance, Inc. as of December 31, 2007 and for the year then ended, which is referred to in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Sherb & Co., LLP

New York, NY
October 16, 2008